N-SAR Compliance Report pursuant to the Rule 10f-3*
For the period from September 1, 2009 to February 28, 2010
J.P. Morgan Mutual Fund Group

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Short Term Bond II Fund
Trade Date 11/4/2009
Issuer EI Du Pont de Nemour & Company  (DD 3.25% January 15, 2015)
CUSIP 263534BY
Bonds 45,000
Offering Price $99.757
Spread $0.35
Cost $44,891
Dealer Executing Trade Morgan Stanley and Company
% of Offering 0.70%
Syndicate Bank of America Securities, Citigroup Global Markets, Credit Suisse, Deutsche Bank Securities, Goldman Sachs & Co, JPMorgan, Morgan Stanley, RBS Securities, UBS Securities, Bank of Tokyo-Mitsubishi UFJ, HSBC Securities, Mizuho Securities, Santander Central Hispano, Scotia Capital, Standard Chartered Bank, Wells Fargo & Co, Williams Capital Group
Fund JPMorgan Short Term Bond II Fund
Trade Date 1/21/2010
Issuer World Omni Auto Receivables Trust 2010-A A3 (WOART 1.34% December 16, 2013)
CUSIP 98153YAC
Bonds 40,000
Offering Price $99.986
Spread $0.30
Cost $39,994
Dealer Executing Trade Barclays Capital Inc
% of Offering 1.66%
Syndicate Barclays Capital, Deutsche Bank Securities, Bank of America Merrill Lynch, JPMorgan
Fund JPMorgan Short Term Bond II Fund
Trade Date 1/21/2010
Issuer World Omni Auto Receivables Trust 2010-A A4 (WOART 2.21% May 15, 2015)
CUSIP 98153YAD
Bonds 45,000
Offering Price $99.99759
Spread $0.35
Cost $44,999
Dealer Executing Trade Barclays Capital Inc
% of Offering 7.27%
Syndicate Barclays Capital, Deutsche Bank Securities, Bank of America Merrill Lynch, JPMorgan
Fund JPMorgan Short Term Bond II Fund
Trade Date 2/9/2010
Issuer CarMax Auto Owner Trust 2010-1 A4 (CARMX 2010-1 A4 2.40% April 15, 2015)
CUSIP 14313CAD
Bonds 105,000
Offering Price $99.98692
Spread $0.35
Cost $104,986
Dealer Executing Trade Wells Fargo Advisors
% of Offering 10.14%
Syndicate Banc of America Securities, Wells Fargo, Barclays Capital, JPMorgan
Fund JPMorgan Short Term Bond II Fund
Trade Date 2/9/2010
Issuer CarMax Auto Owner Trust 2010-1 A3 (CARMX 2010-1 A3 1.56% July 15, 2014)
CUSIP 14313CAC
Bonds 60,000
Offering Price $99.98516
Spread $0.28
Cost $59,991
Dealer Executing Trade Wells Fargo Advisors
% of Offering 8.27%
Syndicate Banc of America Securities, Wells Fargo, Barclays Capital, JPMorgan